Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Rhinebeck Bancorp, Inc. on Form S-8 (SEC File No. 333-229662) of our report dated June 29, 2020 appearing in the Annual Report on Form 11-K of the Rhinebeck Bank 401(k) Plan as of December 31, 2019 and 2018 and for the year ended December 31, 2019.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
June 29, 2020